As filed with the Securities and Exchange Commission on October 3, 2012

Registration No. 333-183728

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	3714	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	3714	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES HOLDINGS L.P.

(Exact Name of Registrant of Guarantee As Specified in Its Charter)

Delaware	3714	13-3398767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue — Suite 4700
New York, New York 10153
(212) 702-4300

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Daniel A. Ninivaggi
President and Principal Executive Officer
767 Fifth Avenue — Suite 4700
New York, New York 10153
Telephone: (212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Julie M. Allen, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
8% Senior Notes due 2018	$300,000,000	100%	$300,000,000	$34,380	(3)
Guarantee of 8% Senior Notes due 2018(4)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(f)(2) of the Securities Act, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.
(3)	Previously paid.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

EXPLANATORY NOTE

This Amendment is filed solely to file certain exhibits indicated in Item 21(a) of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 20, 21(b) or 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 15, 2010, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to Icahn Enterprises Form 8-K filed on January 15, 2010).
4.2	Form of 8% Senior Note due 2018 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K filed on January 15, 2010).
4.3	Registration Rights Agreement, dated as of July 12, 2012, among Icahn Enterprises, L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K filed on July 12, 2012).
**5.1	Opinion of Proskauer Rose LLP.
*12.1	Ratio of earnings to fixed charges.
**15.1	Acknowledgement of Grant Thornton LLP regarding unaudited interim financial information.
**15.2	Acknowledgement of Grant Thornton LLP regarding unaudited interim financial information.
**15.3	Acknowledgement of Ernst & Young LLP regarding unaudited interim financial information.
**15.4	Acknowledgement of Ernst & Young LLP regarding unaudited interim financial information.
**15.5	Acknowledgement of KPMG LLP regarding unaudited interim financial information.
**23.1	Consent of Grant Thornton LLP.
**23.2	Consent of Grant Thornton LLP.
**23.3	Consent of Ernst & Young LLP.
**23.4	Consent of Ernst & Young LLP.
**23.5	Consent of KPMG LLP
**23.6	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
*24.1	Power of Attorney.
*25.1	Statement of Eligibility of Trustee.
*99.1	Letter of Transmittal.
*99.2	Notice of Guaranteed Delivery.
*99.3	Letter to Clients.
*99.4	Letter to Brokers.
**101(1)	The following financial information of Icahn Enterprises Holdings L.P. contained in this registration statement on Form S-4, formatted in XBRL (Extensible Business Reporting Language) includes: (i) the Consolidated Balance Sheets as of June 30, 2012, December 31, 2011 and December 31, 2010, (ii) the Consolidated Statements of Operations for the three and six months ended June 30, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009, (iii) the Consolidated Statements of Comprehensive Income for the three and six months ended June 30, 2012 and 2011, (iv) the Consolidated Statement of Changes in Equity and Comprehensive Income for the six months ended June 30, 2012 and for the years ended December 31, 2011, 2010 and 2009 (v) the Consolidated Statements of Cash Flows for the six months ended June 30, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009 and (vi) the Notes to the Consolidated Financial Statements for the respective interim and annual periods.

*	Filed previously
**	Filed herewith
(1)	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 3, 2012.

ICAHN ENTERPRISES, L.P.

Icahn Enterprises GP, Inc., its general partner

By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Principal Executive Officer and Director	October 3, 2012
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer and Director	October 3, 2012
/s/ Peter Reck Peter Reck	Chief Accounting Officer	October 3, 2012
Jack G. Wasserman	Director
* William A. Leidesdorf	Director	October 3, 2012
* James L. Nelson	Director	October 3, 2012
/s/ Keith Cozza Keith Cozza	Director	October 3, 2012
Carl C. Icahn	Chairman of the Board
*By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 3, 2012.

ICAHN ENTERPRISES FINANCE CORP.

By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President and Principal Executive Officer	October 3, 2012
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer and Director	October 3, 2012
/s/ Peter Reck Peter Reck	Chief Accounting Officer	October 3, 2012
Jack G. Wasserman	Director
* William A. Leidesdorf	Director	October 3, 2012
* James L. Nelson	Director	October 3, 2012
/s/ Keith Cozza Keith Cozza	Director	October 3, 2012
Carl C. Icahn	Chairman of the Board
*By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 3, 2012.

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Principal Executive Officer and Director	October 3, 2012
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer and Director	October 3, 2012
/s/ Peter Reck Peter Reck	Chief Accounting Officer	October 3, 2012
Jack G. Wasserman	Director
* William A. Leidesdorf	Director	October 3, 2012
* James L. Nelson	Director	October 3, 2012
/s/ Keith Cozza Keith Cozza	Director	October 3, 2012
Carl C. Icahn	Chairman of the Board
*By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi, Attorney-in-fact